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                                                                    Exhibit 5.0


                [Letterhead of Elias, Matz, Tiernan & Herrick L.L.P.]



                                     May 7, 1998

                                      VIA EDGAR


Board of Directors
CFS Bancorp, Inc.
707 Ridge Road
Munster, Indiana  46321

Gentlemen and Ms. Abbott:

     We have acted as special counsel to CFS Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of up to 23,661,174 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with (i) the conversion of Citizens Financial Services, FSB, (the "Bank") from mutual to stock form and the reorganization of the Bank as a subsidiary of the Company (the "Conversion") and (ii) the merger, pursuant to a stock-for-stock exchange, of SuburbFed Financial Corp. ("SFC") with and into the Company. In this regard, we have examined the Certificate of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company and the Bank, the Plan of Conversion, as amended, of the Bank ("Plan of Conversion"), the Agreement and Plan of Merger by and among the Company, the Bank and SFC ("Merger Agreement"), and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion and the Merger Agreement and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

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Board of Directors
September 2, 1997
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                   Very truly yours,

                                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                   By:  /s/ Hugh T. Wilkinson
                                        --------------------------
                                        Hugh T. Wilkinson, a Partner